                                                                     Exhibit 3.7

                               State of Delaware

                       Office of the Secretary of State
                       ________________________________

          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FIBERGOL CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 1992, AT 4:30 O'CLOCK P.M.





                                        ___________________________________
                                        Edward J. Freel, Secretary of State

                                        Authentication:  8530367
                                                  Date:  06-25-97

                         CERTIFICATE OF INCORPORATION

                                      OF

                             FIBERGOL CORPORATION


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is FiberGol Corporation.

                                  ARTICLE TWO
                                  -----------

     The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THREE
                                 -------------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                  ------------

     The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

                                  ARTICLE FIVE
                                  ------------

     The names and mailing address of the sole incorporation is as follows:

     NAME                        MAILING ADDRESS
     ----                        ---------------

     Marci Shaffer       200 East Randolph Drive
                         Suite 5700
                         Chicago, Illinois  60601

                                  ARTICLE SIX
                                  -----------

     The corporation is to have perpetual existence.

                                 ARTICLE SEVEN
                                 -------------

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHT
                                 -------------

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE
                                  ------------

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN
                                  -----------

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN
                                 --------------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 29th day of September, 1992.


                                         /s/ Marci Shaffer
                                     ---------------------------------
                                     Marci Shaffer, Sole Incorporator